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                                                                      Exhibit 23




                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement of First Maryland Bancorp on Form S-3, Registration No. 333-28479, of our report dated January 23, 1998, except for Note 23, as to which the date is February
25, 1998, on our audits of the consolidated financial statements of First Maryland Bancorp and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in First Maryland Bancorp's Annual Report on Form 10-K for the year ended December 31, 1997.




                                                  COOPERS & LYBRAND L.L.P.



Baltimore, Maryland
March 24, 1997